EIGHTH AMENDMENT TO THE

FUND ACCOUNTING SERVICING AGREEMENT

THIS EIGHTH AMENDMENT, effective as of April 18, 2016, to the Fund Accounting Servicing Agreement, dated as of April 1, 2006, as amended December 5, 2008, March 14, 2012, December 1, 2012, March 7, 2012, May 16, 2014, February 2, 2015 and March 27, 2015 (the “Agreement”), is entered into by and between RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the listing of the Funds of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

The current Amended Exhibit A of the Agreement is hereby superseded and replaced with the attached Amended Exhibit A of the Agreement.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Melodie Zakaluk	By:	/s/ Michael R. McVoy

Printed Name: Melodie Zakaluk		Printed Name: Michael R. McVoy

Title: CEO		Title: Executive Vice President

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Amended Exhibit A

to the Fund Accounting Servicing Agreement

Separate Series of Rainier Investment Management Mutual Funds

Name of Series	Date Added

Rainier Large Cap Equity Fund	05-10-1994
Rainier Large Cap Equity Fund I	05-02-2002
MN Rainier Intermediate Fixed Income Fund	05-02-2002
MN Rainier Intermediate Fixed Income Fund I	02-02-2015
Rainier Small/Mid Cap Equity Fund	05-10-1994
Rainier Small/Mid Cap Equity Fund I	05-02-2002
Rainier Mid Cap Equity Fund	12-07-2005
Rainier Mid Cap Equity Fund I	12-07-2005
Rainier International Discovery Fund	03-28-2012
Rainier International Discovery Fund, A	11-28-2012
Rainier Large Cap Growth Equity Fund I	03-11-2014

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